Exhibit 10.2


                                 STOCK AGREEMENT

                                   dated as of

                                  July 30, 2002

                                     between

                             SoftNet Systems, Inc.,

                          Independence Holding Company

                                       and

                          Madison Investors Corporation

                        relating to the purchase and sale

                                       of

                        5,000,000 Shares of Common Stock

                                       of

                              SoftNet Systems, Inc.

                                       by

                          Madison Investors Corporation

                                      from

                         Cyber Net Technologies Limited

                                 STOCK AGREEMENT

      This AGREEMENT dated as of July 30, 2002 is between SoftNet Systems, Inc., a Delaware corporation (the "Corporation"), Independence Holding Company, a Delaware corporation ("IHC"), and Madison Investors Corporation, a Delaware corporation ("Buyer"). This agreement shall become effective upon the closing of the transactions contemplated by the third WHEREAS clause set forth below.

      WHEREAS, the Corporation, IHC and SSH Corp., a Delaware corporation ("SSH Corp."), are entering into an agreement pursuant to which the Corporation will purchase all outstanding securities of First Standard Holdings Corp., a Delaware corporation and an Affiliate of Buyer, from SSH Corp., on the terms set forth in Exhibit A (the "FSSIC Agreement");

      WHEREAS, IHC is an Affiliate of Buyer that benefits from the rights provided to Buyer hereunder;

      WHEREAS, contemporaneously with the execution of the FSSIC Agreement, Buyer is purchasing 5,000,000 shares of the Corporation's Common Stock from Cyber Net Technologies Limited ("Cyber Net") pursuant to an agreement dated as of July 30, 2002 between Buyer and Cyber Net;

      WHEREAS, pursuant to a Stock Purchase Agreement (the "Old Stock Purchase Agreement") dated as of October 12, 1999 between the Corporation and Cyber Net, as successor to Pacific Century Cyberworks Limited, the consent of the Corporation is required to effect such purchase of shares of Common Stock by Buyer; and

      WHEREAS, the parties intend to restate the rights and obligations under the Old Stock Purchase Agreement that will apply to the Corporation and Buyer in connection with Buyer's ownership of Shares and to terminate and supersede the Old Stock Purchase Agreement in its entirety.

      NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1
                                   DEFINITIONS

            SECTION 1.01. Definitions. (a) The following terms, as used herein, have the following meanings:

      "Affiliate" means, with respect to any specified Person, any other Person which, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, such specified Person. For the purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "affiliated," "controlling," and "controlled" have meanings correlative to the foregoing.

      "Board of Directors" means the Board of Directors of the Corporation.

      "Closing Date" means the date of the closing of the transactions contemplated by the FSSIC Agreement.

      "Commission" means the Securities and Exchange Commission.

      "Common Stock" means the shares of common stock, par value $0.01 per share, of the Corporation.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

       "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

      "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

      "Shares" means 5,000,000 shares of Common Stock purchased by Buyer from Cyber Net together with any other shares of capital stock of the Corporation purchased by Buyer or any Affiliate of Buyer.

                                   ARTICLE 2
                                LEGENDS ON SHARES

            SECTION 2.01 Certificates for Shares. (a) Each certificate for Shares shall bear the following legend for so long as such securities constitute restricted securities (as such term is defined in the regulations under the Securities Act):

      "The securities represented hereby have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold, transferred or otherwise disposed of except in compliance with such laws."

            (a) The Corporation agrees that, at the request of Buyer or any Permitted Transferee, it will remove the legend contemplated by this Section from the certificates representing any Shares in the event that outside counsel for Buyer or such Permitted Transferee determines that the transfer of such Shares is no longer restricted by the Securities Act and outside counsel for the Corporation reasonably concurs in such determination.

            (b) The Shares shall also bear a legend stating that their transfer or sale is restricted by the terms of this Agreement (which shall be removed when such restrictions no longer apply).

                                   ARTICLE 3
                     REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer represents and warrants to the Corporation as of the date hereof that:

            Section 3.01 Purchase for Investment. Buyer is purchasing the Shares for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof. Buyer (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares and is capable of bearing the economic risks of such investment. Buyer is an "accredited investor," as such term is defined in Rule 501 under the Securities Act. Buyer has been afforded access to all information deemed by it to by necessary, and has been given an opportunity to ask all necessary questions of the Corporation's management, in connection with its decision to acquire the Shares.

                                   ARTICLE 4
                          COVENANTS OF THE CORPORATION

      The Corporation agrees that:

            Section 4.01 Buyer Directors. Subject to Section 5.05, for so long as Buyer (together with its Affiliates) owns a number of Shares equal to or greater than the number of Shares purchased from Cyber Net, Buyer shall be entitled to designate for election to the Board of Directors the following number of the Corporation's directors (the "Buyer Directors"):

          Total Number of               Number of Buyer
             Directors                      Directors
          ---------------               ---------------

                 5                              2
                 6                              2
                 7                              2
                 8                              3
                 9                              3
                 10                             4


      Subject to Section 5.05, if the Board of Directors consists of greater than 10 directors, then Buyer shall be entitled to a number of directors that is equal to a number of directors pro rata to the ownership of the outstanding shares of Common Stock on a fully-converted basis of Buyer and its Affiliates (rounded down to the nearest whole number of directors). Notwithstanding anything to the contrary in the other provisions of this Section 4.01, once the Corporation has issued an aggregate of 1,250,000 or more shares of Common Stock after the date of this Agreement, the number of Buyer Directors shall at no time thereafter exceed by more than one the percentage of the total number of directors equal to the ownership interest percentage in the outstanding Common Stock on a fully-converted basis of Buyer and its Affiliates.

      In the event Buyer or its Affiliates sell or otherwise dispose of such Shares, then Buyer shall be entitled to a number of directors that is equal to the lesser of (i) two directors and (ii) a number of directors pro rata to its ownership of the outstanding shares of Common Stock (rounded down to the nearest whole number of directors). In the event Buyer elects to have the Board of Directors appoint a Buyer Director, it shall so notify the Corporation in writing and the Corporation shall (a) increase the size of the Board of Directors by one and fill the vacancy created thereby by electing the Buyer Director and (b) in connection with the meeting of shareholders of the Corporation next following such election, nominate such Buyer Director for election as director by the shareholders and use its best efforts to cause the Buyer Director to be so elected. If a vacancy shall exist in the office of a Buyer Director, Buyer shall be entitled to designate a successor and the Board of Directors shall elect such successor and, in connection with the meeting of shareholders of the Corporation next following such election, nominate such successor for election as director by the shareholders and recommend to shareholders that the successor be elected. The Buyer Director shall be subject to the prior approval of the Board of Directors, such approval not to be unreasonably withheld.

            Section 4.02 Other Transfers of Restricted Securities. The Corporation shall take all actions reasonably necessary to enable holders of the restricted securities to sell such securities without registration under the Securities Act pursuant to Rule 144 under the Securities Act or any successor rule or regulation, subject in each case to the provisions of this Agreement and, specifically, the filing on a timely basis of all reports required to be filed under the Exchange Act.

            Section 4.03 Preemptive Rights. In connection with any issuance by the Corporation of shares of Common Stock, the Corporation shall offer Buyer an opportunity to acquire (on the terms and subject to the conditions generally applicable to such issuance and simultaneously with such issuance) a sufficient number of shares to maintain Buyer's then-existing percentage of ownership of the Corporation's issued and outstanding shares of Common Stock; provided that in connection with any public offering for cash, Buyer shall be entitled to acquire shares at a price equal to the public offering price less the underwriter's commission or discount and provided further that in connection with any issuance by the Corporation of shares of Common Stock (a) in exchange for non-cash consideration or (b) upon exercise of stock options with an exercise price of less than $3.00 per share, Buyer shall be required to pay a per share purchase price equal to the greater of (j) $3.00 and (k) the Fair Market Value of a share of Common Stock. For purposes of this Section "Fair Market Value" as of any date shall mean (x) the average of the daily closing prices of a share of Common Stock for the twenty trading days before such date or (y) if no shares of Common Stock are then listed or admitted to trading on any national exchange or traded on any national market system, the fair market value as determined by an investment bank selected by the Corporation and approved by Buyer.


                                   ARTICLE 5
                           COVENANTS OF BUYER AND IHC

      Buyer and IHC agree that:

            Section 5.01 Confidentiality. Buyer and IHC will, and will cause their respective Affiliates, employees, agents and representatives to, hold in confidence all documents and other material and information (verbal or otherwise) containing information which is disclosed by the Corporation to Buyer or IHC or their respective employees, agents or representatives in connection with the transactions contemplated by this Agreement ("Confidential Information"), and not disclose or publish the same; provided, however, that the foregoing restriction shall not apply to any portion of the foregoing which (a) becomes generally available to the public in any manner or form through no fault of the party receiving the Confidential Information, or its respective employees, agents or representatives, (b) is released for disclosure by Buyer or IHC with the Corporation's written consent, (c) is received by Buyer or IHC from a third party that Buyer or IHC, as applicable, does not know to have an obligation of confidentiality, or (d) when such disclosure is required by a court or a governmental agency or is otherwise required by law or is necessary in order to establish rights under this Agreement. In the event of a proposed disclosure under item (d), the Person making such disclosure shall deliver as much advance notice thereof as practical to the Corporation. In the event of the termination of this Agreement, Buyer and IHC will return or destroy all documents and other tangible media containing Confidential Information within thirty (30) days after the date of such termination.

            Section 5.02 Sale or Transfer of Shares. Except pursuant to a Change of Control (as defined below), Buyer and IHC will not, and will cause their Affiliates not to, sell, pledge, encumber or otherwise transfer, or agree to sell, pledge, encumber or otherwise transfer, directly or indirectly, any shares of Common Stock for a period of six months from and after the Closing Date; provided, that prior to the expiration of such period with the prior written consent of the Corporation, and thereafter in its sole discretion, Buyer or IHC may sell, pledge, encumber or otherwise transfer Common Stock (a) (i) in any transaction (other than a transaction described in (iii) below) in compliance with Rule 144 under the Securities Act or any successor rule or regulation, (ii) in a public offering, registered under the Securities Act or (iii) in a private transaction exempt from the registration requirements of the Securities Act (but only if Buyer or IHC, as applicable, reasonably believes after due inquiry that the acquiror, following such transaction, will not be the beneficial owner of more than 5% of the outstanding shares of Common Stock), and (b) to Permitted Transferees. A "Permitted Transferee" means a Person that (A) has agreed in writing to be bound by the terms (including Exhibit B) of this Agreement and (B) is a Person that is an Affiliate of Buyer.

            Section 5.03 Purchase of Additional Shares of Common Stock.

            (a) Buyer and IHC agree not to, and agree to cause their Affiliates not to, purchase any additional shares of Common Stock without the prior written consent of the Corporation (which may be withheld in the sole discretion of the Corporation if Buyer owns 40% or more of the outstanding shares of Common Stock); provided, however, that no consent shall be required after the consummation of the Offer if following such acquisition of shares of Common Stock Buyer is the beneficial owner of no more than 40% of the outstanding shares of Common Stock. Buyer and IHC each agree not to, and to cause their Affiliates not to, make a formal proposal to acquire control of the Corporation unless it is invited to do so by the Board of Directors. Buyer acknowledges and agrees that the directors elected pursuant to Section 4.01 shall not be eligible to deliberate or vote upon any proposal to grant such consent.

            (b) IHC shall, or shall cause one of its Affiliates at its expense to, (A) commence (within the meaning of Rule 14d-2 under the Exchange Act) no later than the later of (i) February 18, 2003 or (ii) the date that is 30 days after the Closing Date, a bona fide tender offer, on commercially reasonable terms for similar offers and including a provision for pro ration in accordance with ownership of the Common Stock in the event that more shares of Common Stock are tendered than solicited, for at least the Tender Shares at a cash price of $3.00 per share net to the seller in cash (the "Offer") that will remain open for at least 30 business days, (B) after affording the Corporation a reasonable opportunity to review and comment thereon, file a Tender Offer Statement on Schedule TO and all other necessary documents with the Commission, make all deliveries, mailings and telephonic notices required by Rule 14d-3 under the Exchange Act, and publish, send or give the disclosure required by Rule 14d-6 under the Exchange Act by complying with the dissemination requirements of Rule 14d-4 under the Exchange Act in each case in connection with the Offer (collectively, together with any amendments or supplements thereto, the "Offer Documents") and (C) use reasonable best efforts to consummate the Offer, subject to the terms and conditions thereof. Each of IHC, on the one hand, and the Corporation, on the other hand, agrees promptly to correct any information provided by it or any of its Affiliates for use in the Offer Documents if and to the extent that it shall have become false or misleading in any material respect, and IHC further agrees to take all steps necessary to cause the Offer Documents as so corrected to be filed with the Commission and to be disseminated promptly to stockholders of the Corporation, in each case as and to the extent required by applicable federal securities laws. The obligation of IHC or an Affiliate of IHC, as applicable, to accept for payment or pay for any shares tendered pursuant to the Offer will not be subject to any conditions except to the extent required by applicable federal securities laws. For purposes of this Section, "Tender Shares" shall mean the lesser of (i) 3,000,000 shares of Common Stock and (ii) the maximum number of shares of Common Stock of the Corporation which, when combined with (A) the number of shares of Common Stock of the Corporation purchased by Buyer pursuant to that certain Stock Purchase Agreement dated as of July 30, 2002 between Cyber Net and Buyer (and/or one of its Affiliates) and (B) all other relevant events during the applicable testing period, does not result in the percentage of stock of the Corporation owned by one or more 5 percent shareholders having increased by more than 44.9 percentage points over the lowest percentage of stock owned by such shareholders at any time during the testing period, all as within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended, and the applicable regulations promulgated thereunder.

            (c) Notwithstanding anything to the contrary in this Section 5.03 or elsewhere in this Agreement, Buyer and IHC agree not to take, and to cause their Affiliates not to take, any action, including the acquisition of additional shares of Common Stock, that could result in the imposition of limitations on the use, for federal, state or city income tax purposes, of the Corporation's carryforwards of net operating losses, federal income tax credits or similar tax benefits.

            Section 5.04 Change of Control. In connection with any transaction involving the merger of the Corporation with or into any other Person or any acquisition of 50% or more of the outstanding Common Stock by any other Person or any other transaction that effects a change in control of the Corporation, in each case at a per share price higher than $10.00 (a "Change of Control"), Buyer and IHC will cause any shares of Common Stock owned by them or their respective Affiliates to be voted in the same proportion as shareholders (other than Buyer, IHC or any Affiliate of Buyer, IHC or the Corporation) who individually hold less than 5% of the outstanding Common Stock.

            Section 5.05 Buyer Voting. Until the fifth anniversary of the Closing Date, Buyer and IHC each agree that it will not solicit, encourage or recommend to other shareholders of the Corporation that they vote their shares of Common Stock in favor of any nominee or nominees for director other than those duly proposed and nominated in accordance with Section 4.01 hereof.

                                   ARTICLE 6
                   COVENANTS OF BUYER, IHC AND THE CORPORATION

            Section 6.01 Reasonable Best Efforts; Further Assurances. Subject to the terms and conditions of this Agreement, Buyer, IHC and the Corporation will use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to carry out the provisions of this Agreement. The Corporation, IHC and Buyer agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to carry out the provisions of this Agreement.

            Section 6.02 Certain Filings. The Corporation, IHC and Buyer shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection carrying out the provisions of this Agreement and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

            Section 6.03 Public Announcements. Prior to the Closing Date, the parties agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any securities exchange or inter-dealer quotation system, will not issue any such press release or make any such public statement prior to such consultation. Following the Closing Date, the parties agree to consult with each other before issuing any press release or making any public filing that describes any terms of this Agreement.

            Section 6.04 Registration Rights Agreement. The terms set forth in Exhibit B hereto are hereby incorporated by reference.

                                   ARTICLE 7
                                  MISCELLANEOUS

            Section 7.01 Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed duly given, effective (i) three Business Days later, if sent by registered or certified mail, return receipt requested, postage prepaid, (ii) when sent if sent by telecopier or fax, provided that the telecopy or fax is promptly confirmed by telephone confirmation thereof, (iii) when served, if delivered personally to the intended recipient, and (iv) one Business Day later, if sent by overnight delivery via a national courier service, and in each case, addressed, if to Buyer or IHC, to:

      Independence Holding Company
      96 Cummings Point Road
      Stamford, Connecticut 06902
      Attention: David Kettig
      Fax:  (203) 348-3103

      with a copy to:

      Kramer Levin Naftalis & Frankel LLP
      919 Third Avenue
      New York, New York 10022
      Attention: Ezra G. Levin
      Fax: (212) 715-8227

      if to the Corporation, to:

      SoftNet Systems Inc.
      650 Townsend Street, Suite 225
      San Francisco, California 94103
      Attention: Steve Harris
      Fax: (415) 354-3929

      with a copy to:

      Latham & Watkins
      135 Commonwealth Drive
      Menlo Park, California 94025
      Attention: Christopher L. Kaufman
      Fax:  (650) 463-2600

      Any party may change the address to which notices or other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

            Section 7.02 Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative.

            Section 7.03 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

            Section 7.04 Assignment. The rights and obligations of the parties hereunder cannot be assigned or delegated except (i) that Buyer may assign any or all of its rights and obligations under this Agreement under Sections 2.01, 4.02, 6.04 and Exhibit B of this Agreement to any one or more Permitted Transferees.

            Section 7.05 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, without regard to the conflicts of law rules of such state.

            Section 7.06 Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder, except for rights provided to Permitted Transferees under Section 7.04.

            Section 7.07 Entire Agreement. This Agreement (including the Exhibits hereto) constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

            Section 7.08 Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

            Section 7.09 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

            Section 7.10 Specific Performance. The parties hereto agree that the remedy at law for any breach of this Agreement will be inadequate and that any party by whom this Agreement is enforceable shall be entitled to specific performance in addition to any other appropriate relief or remedy. Such party may, in its sole discretion, apply to a court of competition jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

            Section 7.11 No Recourse. Notwithstanding any of the terms or provisions of this Agreement, (i) the Corporation agrees that neither it nor any person acting on its behalf may assert any claims or cause of action against any officer, director, partner, member or stockholder of Buyer or any of its Affiliates (other than IHC or when a provision specifically states that it is binding on such Affiliates) in connection with or arising out of this Agreement or the transactions contemplated hereby and (ii) each of Buyer and IHC agree that neither it nor any person acting on its behalf may assert any claims or cause of action against any officer, director, partner, member or stockholder of the Corporation or any of its Affiliates in connection with or arising out of this Agreement or the transactions contemplated hereby.

            Section 7.12 Corporation Approval. The Corporation represents and warrants to Buyer that its Board of Directors has approved, and it consents to, Buyer's purchase of the Shares from Cyber Net.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

      SOFTNET SYSTEMS, INC.


      By:
         ---------------------------------
      Name:  Edward Bennett
      Title: Chairman of the Board of Directors



      MADISON INVESTORS CORPORATION


      By:
          --------------------------------
      Name:
      Title:



      INDEPENDENCE HOLDING COMPANY


      By:
          --------------------------------
      Name:
      Title: